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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): September 9, 2005

                        INTERVEST BANCSHARES CORPORATION
               (Exact Name of Registrant as Specified in Charter)

              Delaware                000-23377             13-3699013
    ----------------------------     ------------     ----------------------
    (State or other jurisdiction     (Commission          (IRS Employer
          of incorporation)          File Number)     Identification Number)


       One Rockefeller Plaza, Suite 400 New York, New York     10020-2002
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              (Address of Principal Executive Offices)         (Zip Code)


       Registrant's Telephone Number Including Area Code:  (212) 218-2800
                                                           --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION  8  -  OTHER  EVENTS

ITEM  8.01  -  OTHER  EVENTS

As was previously announced, Intervest Bancshares Corporation (the "Company"), on August 16, 2005, closed its public offering of 1,250,000 shares of its Class A Common Stock, resulting in net proceeds (after underwriting commissions and expenses) of approximately $23 million. On September 9, 2005, Intervest Bancshares Corporation issued an additional 186,468 shares of its Class A Common Stock in connection with the exercise by the Underwriters of an option to purchase additional shares to cover over-allotments. This issuance resulted in additional net proceeds to the Company of approximately $3.5 million.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      INTERVEST BANCSHARES CORPORATION


Date:  September 12, 2005             By: /s/ Jerome Dansker
                                          --------------------------------------
                                          JEROME DANSKER,
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                          (Principal Executive Officer)


Date:  September 12, 2005             By: /s/ Lowell S. Dansker
                                          --------------------------------------
                                          LOWELL S. DANSKER,
                                          VICE CHAIRMAN, PRESIDENT AND TREASURER
                                          (Principal Financial Officer)